EXHIBIT 1.1

MANAGING BROKER-DEALER AGREEMENT

This Managing Broker-Dealer Agreement (this “Agreement”) is entered into by and between Gratus Properties Fund III, LLC (the “Issuer”) and WealthForge Securities, LLC, a Virginia limited liability company (the “Managing Broker-Dealer”), effective ______11/25/2024_________ (the “Effective Date”) regarding the offering and sale by the Issuer of up to $50,000,000 in Class A Interests and Class B Interests (the “Securities”) in the Issuer (the “Offering”) for which the Managing Broker-Dealer provides services described herein (the “Services”).

1. Appointment of the Managing Broker-Dealer.

1.1. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Managing Broker-Dealer is hereby appointed and agrees to sell the Securities on a “best efforts” basis pursuant to the applicable laws, regulations, and state blue sky exemptions for (i) Regulation A offerings, or (ii) non-traded public offerings offered pursuant to the Investment Company Act of 1940 (the “40 Act”). The Managing Broker-Dealer is authorized to enlist other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) acceptable to the Issuer (the “Selling Group Members” or “Soliciting Dealers”) to sell the Securities.

(a) The Issuer shall submit to the Managing Broker-Dealer all regulatory filings for advance review and approval. The Issuer shall not submit regulatory filings to the SEC listing the Managing Broker- Dealer as the broker-dealer on the Offering unless it has written approval from the Managing Broker-Dealer and the Issuer’s submission must be substantially in the form that the Managing Broker-Dealer approves. The Issuer shall notify the Managing Broker-Dealer that the Issuer has sent the regulatory filings to the SEC immediately upon filing. Upon receipt of that notice, the Managing Broker-Dealer shall file the Form 5110 related to this Offering to FINRA. The Managing Broker-Dealer and the Issuer will use reasonable efforts to address comments from the SEC and FINRA related to the Offering during the qualification process.

1.2. It is understood that no sale of the Securities shall be regarded as effective unless and until accepted by the Issuer. The Issuer reserves the right in its sole discretion to accept or reject any subscription for the Securities (the “Subscription Agreement”) in whole or in part for a period of thirty (30) days after receipt of the Subscription Agreement. Any proposed subscription for the Securities not accepted within thirty (30) days of the receipts shall be deemed rejected. The Securities will be offered during a period commencing on the date of the Offering Document and continuing until the Offering Termination Date as defined in the Offering Document (the “Offering Period”). All written Offering Materials are subject to the Managing Broker-Dealer’s review and approval before Issuer makes the materials available to Prospective Subscribers, which the Managing Broker-Dealer shall not unreasonably withhold or delay. The Managing Broker-Dealer does not hold Subscriber’s funds, and all funds raised are held in escrow or trust until released to the Issuer or refunded to the Subscriber. Notwithstanding the foregoing, the Managing Broker- Dealer’s execution of this Agreement shall not be construed or represented as approval of the Offering. The Managing Broker-Dealer’s ratification of the Notice of Offering, which may have a form as described – if at all – as Exhibit C, alone shall constitute its approval of the Offering. In the event of any conflict between the financial terms of the Notice of Offering and this Agreement, the relevant terms of the Notice of Offering shall prevail.

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1.3. Subject to the performance by the Issuer of all the obligations to be performed hereunder and to the completeness and accuracy of all the Issuer’s representations and warranties contained herein, the Managing Broker-Dealer hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find qualified investors (the “Investors”) for the Securities.

2. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Managing Broker-Dealer that:

2.1. The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the state of Delaware has all requisite power and authority to enter into this Agreement, and has all requisite power and authority to conduct its business as described in the Offering Document.

2.2. No defaults exist in the due performance or observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Issuer is a party or by which it is bound.

2.3. Subject to Section 3.3, the Offering Document does not include, nor will it include, through the Offering Termination Date, any untrue statement of a material fact nor does it or will it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.4. No consent, approval, authorization, or other order of any governmental authority is required in connection with the execution or delivery by the Issuer of this Agreement or the issuance and sale by the Issuer of the Securities, except such as may be required under the Securities Act or applicable state securities laws.

2.5. At the time of the issuance of the Securities, the Securities will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Offering Document.

2.6. As of the Effective Date of the Agreement and while it is effective, the Issuer represents and warrants that it will comply with the Subscription Agreements and with the laws, rules, and regulations applicable to its business and the Offering, including specifically that the Issuer and its employees and agents shall comply with Section 15(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) and with parallel state issuer-broker-dealer registration requirements.

2.7. It does not have knowledge of and has not been apprised verbally or in writing of a Major Offering Impediment.

2.8. It will promptly communicate to the Managing Broker-Dealer any circumstance reasonably relating to the underlying health or viability of the Offering, which may include any: (i) pending or threatened litigation or civil or criminal charges involving Issuer or its officers or any investment vehicles offered by Issuer or any affiliate or subsidiary of Issuer or involving any other employee, director, or officer of Issuer; or (ii) the material likelihood that any performance metrics described in the Offering Document may be unfulfilled.

2.9. All its associated persons participating in the sale of securities that are not Issuer-Affiliated Representatives: (x) are exempt from registration as a broker under the registration safe harbor provided by 17 C.F.R. 240.3a4-1; and (y) will remain exempt from registration as a broker by meeting the conditions and restricting participation in the Offering as set forth in 17 C.F.R. 240.3a4-1.

2.10. The Issuer represents that, as of the Effective Date and at the time of any sale of the Securities (each, an “Applicable Date”), neither it, nor any of its directors, executive officers, general partners, managing members, or other officers, employees, or representatives participating in the Offering of the Securities (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in 17 C.F.R. § 230.262(a)(1) to (8) under the Securities Act (a “Disqualification Event”). The Issuer will notify the Managing Broker-Dealer in writing of (a) any Disqualification Event relating to any Issuer Covered Person not previously disclosed to the Managing Broker-Dealer in accordance with this Section 2.10, and (b) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

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2.10.1. The Issuer agrees to immediately notify the Managing Broker-Dealer if there is a violation or potential violation of the representations set forth in this Section 2.10 during the Offering Period.

2.11. The representations and warranties made in this Section 2 are made as of the date hereof and shall be continuing representations and warranties throughout the Offering Period. In the event that any of these representations or warranties becomes untrue or is incorrect, the Issuer will immediately notify the Managing Broker-Dealer in writing of the fact which makes the representation or warranty untrue or incorrect.

3. Duties and Obligations of the Issuer. The Issuer agrees that:

3.1. The Issuer will deliver to the Managing Broker-Dealer such numbers of copies of the Offering Document and any amendment or supplement thereto, with all appendices thereto, as the Managing Broker- Dealer may reasonably request for the purposes contemplated by federal and applicable state securities laws. The Issuer also will deliver to the Managing Broker-Dealer such number of copies of any printed sales literature or other materials as the Managing Broker-Dealer may reasonably request in connection with the Offering. The Issuer shall create, and is solely responsible for, all statements in the Offering Materials. The Issuer shall not use Offering Materials that reference the Managing Broker-Dealer unless the Managing Broker-Dealer has approved the Offering Materials in writing in each instance. Without exception, the Managing Broker-Dealer must approve all Offering Materials, including all Advertising Materials, before the Issuer distributes them. Upon approval, Offering Materials may only be used for the Offering.

3.2. The Issuer will comply with all requirements imposed upon it by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Securities, in accordance with the provisions of this Agreement and the Offering Document, and will amend or supplement the Offering Document in order to make the Offering Document comply with the requirements of federal and applicable state securities laws and regulations.

3.3. If at any time any event occurs as a result of which the Offering Document would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Issuer will notify the Managing Broker-Dealer thereof, effect the preparation of an amendment or supplement to the Offering Document which will correct such statement or omission, and deliver to the Managing Broker-Dealer as many copies of such amendment or supplement to the Offering Document as the Managing Broker-Dealer may reasonably request.

3.4. The Issuer will apply the net proceeds from the Offering received by it in the manner set forth in the Offering Document.

3.5. Subject to the Managing Broker-Dealer’s actions and the actions of others in connection with the Offering, the Issuer will comply with all requirements imposed upon it by applicable federal securities laws and regulations and applicable state securities laws. Upon request, the Issuer will furnish to the Managing Broker-Dealer a copy of such papers filed by the Issuer in connection with any such exemption.

3.6. The Issuer will furnish the Managing Broker-Dealer with either: (i) auditor-reviewed financial statements; (ii) Issued-prepared financial statements; or (iii) audited financials, and will deliver to the Managing Broker-Dealer a copy of each such report at the time that such reports are furnished to the holders of the Securities, and such other information concerning the Issuer, as may reasonably be requested.

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3.7. After execution of this Agreement, the Issuer shall not accept funds in the Offering unless the Managing Broker-Dealer processes those investment subscriptions.

3.7.1. During the Offering and for six (6) months following the final Escrow Release of the Offering, the Issuing Party agrees to notify the Managing Broker-Dealer of an Investor’s transfer or assignment of: (x) the Securities; or (y) any of the obligations or rights associated with the Securities.

3.7.2. The Issuer may also enter into agreements for the sale of the Securities to certain Investors with non-FINRA registered investment advisers, and the Managing Broker-Dealer shall assist in the administration of such arrangements.

3.8. In order to use electronic delivery of the Offering documents, the Issuer will:

3.8.1. Provide a form of consent to electronic delivery to be signed by prospective Investors; and

3.8.2. Comply with Sections I(A)1 (b)–(e), I(A)2(d), I(B)2, and I(C), (E), (G), (H), (I), and (J) of the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures. The Issuer is responsible for the storage and backup of its own records pertaining to its Offerings.

3.9. In order to use electronic signatures, the Issuer will (i) retain electronically signed documents in compliance with applicable laws and regulations, (ii) not condition participation in the Offering on the use of electronic signatures, (iii) maintain written policies and procedures covering the use of electronic signatures, and (iv) provide a form of consent to electronic signatures to be signed by prospective Investors.

3.10. The Issuer shall provide all reasonable cooperation with respect to Managing Broker- Dealer-facilitated escrow account established for an Offering, if applicable. The Managing Broker-Dealer reserves the right to charge reasonable additional fees related for the establishment, maintenance, and transactions related to any such escrow account. Any such fees, and the details surrounding which, which will be disclosed to the Issuer in writing with commercially reasonable terms prior written notice.

3.11. Notwithstanding the foregoing provisions of this Section 3, the Issuer reserves the right, in its sole discretion, to refuse to accept any or all Subscription Agreements tendered by the Managing Broker- Dealer and/or to terminate the Offering at any time before the Offering Termination Date.

4. Representations and Warranties of the Managing Broker-Dealer. The Managing Broker-Dealer represents and warrants that:

4.1. The Managing Broker-Dealer is a duly organized Virginia limited liability company in good standing and has all requisite power and authority to enter into this Agreement.

4.2. This Agreement, when executed by the Managing Broker-Dealer, will have been duly authorized and will be a valid and binding agreement of the Managing Broker-Dealer, enforceable in accordance with its terms.

4.3. The consummation of the transactions contemplated herein and those contemplated by the Offering Document will not result in a breach or violation of any order, rule, or regulation directed to the Managing Broker-Dealer by any court, FINRA, or any federal or state regulatory body or administrative agency having jurisdiction over the Managing Broker-Dealer or its affiliates.

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4.4. The Managing Broker-Dealer will take appropriate steps to ensure that all Selling Group Members receiving transaction-based compensation and all Compensated Solicitors are not subject to a Disqualification Event.

4.5. The Managing Broker-Dealer will use commercially reasonable efforts to: (x) maintain the overall security of its network and related infrastructure; (y) protect confidential and personally identifiable information provided by the Issuer; and (z) maintain and execute processes designed to prevent the introduction of malware, spyware, viruses, and other corruption into its network.

4.6. The Managing Broker-Dealer hereby confirms that it (i) is a member in good standing of FINRA, (ii) is qualified and fully registered to act as a broker-dealer within all states in which it will sell the Securities, (iii) is a broker-dealer duly registered with the SEC pursuant to the Exchange Act, and (iv) will maintain all such registrations and qualifications in good standing for the duration of the Managing Broker- Dealer’s involvement in the Offering. The Managing Broker-Dealer agrees to immediately notify the Issuer if it ceases to be a member of FINRA in good standing. The Managing Broker-Dealer will comply with all applicable laws, regulations, requirements, and rules of the Securities Act, the Exchange Act, applicable state law, and FINRA. The Managing Broker-Dealer has all required licenses and permits.

4.7. The Managing Broker-Dealer has reasonable grounds to believe, based on information made available to it by the Issuer, that all material facts are adequately and accurately disclosed in the Offering Document and provide an adequate basis for evaluating an investment in the Securities.

4.8. This Agreement, or any supplement or amendment hereto, may be filed by the Issuer with the SEC or FINRA, if such filing should be required, and may be filed with, and may be subject to the approval of any applicable federal and applicable state securities regulatory agencies, if required.

4.9. No agreement will be made by the Managing Broker-Dealer with any person permitting the resale, repurchase, or distribution of the Securities purchased by such person.

4.10. The Managing Broker-Dealer has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001. Notwithstanding the foregoing, the Managing Broker-Dealer is not responsible for Outside Services, including accreditation checks, know-your-client (“KYC”) checks, and other diligence for Subscribers and Investors.

4.11. The Managing Broker-Dealer represents that, as of the Effective Date and at the Applicable Date, neither it, nor any of its directors, executive officers, general partners, managing members, or other officers, employees, or representatives participating in the Offering of the Securities (each, a “Managing Broker-Dealer Covered Person” and, together, “Managing Broker-Dealers Covered Persons”), is subject to any of the Disqualification Events described in Rule 262(a)(1) to (8) under the Securities Act. The Managing Broker-Dealer will notify the Issuer in writing of (a) any Disqualification Event relating to any Managing Broker-Dealer Covered Person not previously disclosed to the Issuer in accordance with this Section 4.11, and (b) any event that would, with the passage of time, become a Disqualification Event relating to any Managing Broker-Dealer Covered Person.

4.11.1. The Managing Broker-Dealer agrees to immediately notify the Issuer if there is a violation or potential violation of the representations set forth in this Section 4.11 during the Offering Period.

4.12. The representations and warranties made in this Section 4 are and shall be continuing representations and warranties throughout the Offering Period. In the event that any of these representations or warranties becomes untrue, the Managing Broker-Dealer will immediately notify the Issuer in writing of the fact which makes the representation or warranty untrue.

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5. Duties and Obligations of the Managing Broker-Dealer.

5.1. The Managing Broker-Dealer will serve in a “best efforts” capacity in the offering, sale, and distribution of the Securities. The Managing Broker-Dealer may offer the Securities as an agent, but all sales shall be made by the Issuer, acting through the Managing Broker-Dealer as an agent, and not by the Managing Broker-Dealer as a principal. The Managing Broker-Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker-Dealer or the Issuer, except to appoint Selling Group Members acceptable to the Issuer in its sole discretion.

5.2. The Managing Broker-Dealer shall not execute any transactions in which an Investor invests in the Securities in a discretionary account without prior written approval of the transaction by the Investor.

5.3. The Managing Broker-Dealer will comply in all respects with the subscription procedures and plan of distribution set forth in the Offering Document.

5.4. In the event the Managing Broker-Dealer receives any customer funds for the Securities, the Managing Broker-Dealer will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Securities, as described in the Offering Materials.

5.5. The Managing Broker-Dealer shall complete all steps necessary to permit the Issuer to perform its obligations under this Agreement pursuant to exemptions available under applicable federal law and applicable state laws. The Managing Broker-Dealer shall conduct all its solicitation and sales efforts in conformity with applicable securities laws and regulations, and exemptions available under applicable state law.

5.6. The Managing Broker-Dealer shall notify the Issuer of Subscription Agreements it receives within two (2) business days of receipt so that the Issuer may make any required federal or state law filings.

5.7. The Managing Broker-Dealer will immediately bring to the attention of the Issuer any circumstance or fact which causes the Managing Broker-Dealer to believe the Offering Document, or any other literature distributed pursuant to the Offering, or any information supplied by prospective Investors in their subscription materials, may be inaccurate or misleading.

5.8. The Managing Broker-Dealer will terminate the Offering upon written request of the Issuer at any time and will resume the Offering upon subsequent request of the Issuer.

5.9. The Managing Broker-Dealer shall enter into a Soliciting Dealer Agreement in the form attached hereto as Exhibit A (the “Soliciting Dealer Agreement”) with each Selling Group Member, and shall not modify, amend, or supplement the terms of the Soliciting Dealer Agreement without the prior written consent of the Issuer.

5.10. The Managing Broker-Dealer will:

5.10.1. Maintain written policies and procedures covering the use of electronic offering documents;

5.10.2. Store the electronic offering documents in a non-rewriteable and non-erasable format;

5.10.3. Comply with any additional requirements imposed on the Issuer as set forth in Section 3, to the extent within its control;

5.10.4. Require the Selling Group Members to comply with the electronic delivery requirements set forth in the Soliciting Dealer Agreement; and

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5.10.5. Take prompt action in the event of a security breach to (i) identify and locate the breach, (ii) secure the affected information, (iii) suspend the use of the particular device or technology that has been compromised until information security has been restored, and (iv) provide notice of the security breach to any Investor whose confidential personal information has been improperly accessed in connection with the security breach. Compliance with this item after the discovery of a security breach or any other breach of personal information shall not substitute or in any way affect other requirements or obligations, including notification, imposed on the Managing Broker-Dealer pursuant to applicable laws, regulations, or standards.

5.11. The Managing Broker-Dealer will require each Selling Group Member, as agent of the Issuer, if it uses electronic signatures in connection with the Offering, to:

5.11.1. Receive a prospective Investor’s prior, informed consent to obtain the use of electronic signatures in the form provided by the Issuer; and

5.11.2. Comply with all the provisions of the Policy Regarding Use of Electronic Signatures included in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures.

5.12. The Managing Broker-Dealer shall maintain written policies and procedures covering the use of electronic signatures.

5.13. General Terms for Broker-Dealer of Record Services and Managing Broker-Dealer Services. With respect to the sale of Securities where the Managing Broker-Dealer is acting as a broker- dealer of record:

5.13.1. The investor will be considered a “Customer” of the Managing Broker-Dealer (as described below). The Managing Broker-Dealer represents that it has established and implemented an anti-money laundering (“AML”) compliance program (“AML Program”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act, the Bank Secrecy Act, as amended, and Section 326 of the Patriot Act of 2001, which is reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Securities. In addition, the Managing Broker-Dealer represents that it has established and implemented a program (“OFAC Program”) for compliance with OFAC and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Issuer at any time, the Managing Broker-Dealer hereby agrees to (i) furnish a copy of its AML Program and OFAC Program to the Issuer for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with the Managing Broker-Dealer’s most recent independent testing of its AML Program and/or its OFAC Program. To the extent deemed appropriate by the Issuer, the Managing Broker-Dealer shall cooperate with the Issuer’s auditing and monitoring of the Managing Broker-Dealer’s AML Program and its OFAC Program by providing, upon request, information, records, data, and exception reports related to the Issuer’s investors introduced to, and serviced by, the Managing Broker-Dealer (the “Customers”). Such documentation could include, among other things: (i) copies of the Managing Broker-Dealer’s AML Program and its OFAC Program, (ii) documents maintained pursuant to the Managing Broker-Dealer’s AML Program and its OFAC Program related to the Customers, (iii) any suspicious activity reports filed related to the Customers, (iv) audits and any exception reports related to the Managing Broker-Dealer’s AML activities and (v) any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Issuer, a potential violation of the Issuer’s obligations in respect of its AML or OFAC requirements, the Managing Broker-Dealer will permit the Issuer to further inspect relevant books and records related to the Customers (with respect to the Offering) and/or the Managing Broker-Dealer’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, the Managing Broker- Dealer shall not be required to provide to the Issuer any documentation that, in the Managing Broker- Dealer’s reasonable judgment, would cause the Managing Broker-Dealer to lose the benefit of attorney- client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The Managing Broker-Dealer hereby represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The Managing Broker-Dealer hereby agrees, upon request by the Issuer to (i) provide an annual certification to the Issuer that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and its OFAC Program and (C) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and (ii) perform and carry out, on behalf of the Issuer, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

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5.13.2. The Managing Broker-Dealer agrees that it will not offer the Securities for sale to any Investor who has not confirmed to the Managing Broker-Dealer, in writing before the offer, that such Investor meets the Purchaser Suitability Requirements set forth in the Offering Document. Nothing contained in this Section 5.13.2 shall be construed to relieve the Managing Broker-Dealer of its suitability obligations under FINRA Rule 2111.

5.13.3. The Managing Broker-Dealer will limit the offering of the Securities to persons whom it has reasonable grounds to believe, and in fact believes, meet the financial suitability and other Investor requirements set forth in the Offering Document as well as Regulation Best Interest requirements.

5.13.4. The Managing Broker-Dealer will provide independent due diligence services with respect to the material information and representations contained in the Offering documents. The Managing Broker- Dealer will provide feedback to the Issuer with respect to the Offering documents.

6. Compensation. Subject to Section 7, as compensation for services rendered by the Managing Broker-Dealer under this Agreement, the Managing Broker-Dealer will be entitled to receive Fees from the Issuer, as described in the Service Schedule by the parties pursuant to the terms of this Agreement.

Subject to the terms of the Fee Addendum, attached hereto, the parties agree that the Managing Broker- Dealer shall invoice for its Services, and Issuer shall pay for such Services, according to the following:

(i) The Fees for all Services are due and payable monthly, in advance, and the fees for any partial months shall be prorated;

(ii) The first invoice will be due and payable upon the qualification of the Offering;

(iii) Any Engagement Fee will be invoiced and will become due and payable upon the qualification of the Offering;

(iv) Thereafter, the Issuer shall be invoiced, monthly, the Platform and Syndication Fee until the Offering is fully subscribed, as per the Offering Document, and such fees will be invoiced and due and payable upon the qualification of the Offering and monthly thereafter as described herein; and (v) A maintenance fee, which shall be invoiced monthly in the event that the Issuer requests that the Managing Broker-Dealer provides such maintenance services.

Notwithstanding the foregoing, in the event that the Managing Broker-Dealer does not accept the Offering within thirty (30) days of the Agreement Effective Date, the Managing Broker-Dealer and Issuer agree to use good faith efforts to perfect the Offering Materials and any other collateral such that the Managing Broker-Dealer may ratify the Notice of Offering, unless, Issuer provides notice of its intent to terminate the Agreement pursuant to the terms of Section 18.2, below. All fees paid described in this Section 6 are non- refundable.

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7. Conditions to Payment of Commissions, Allowances, and Expense Reimbursements.

7.1. No selling commissions, Allowances, expense reimbursements, or other compensation will be payable with respect to (i) any Subscription Agreements that are rejected by the Issuer, or if the Issuer terminates the Offering for any reason whatsoever, or (ii) any sale of the Securities by the Managing Broker- Dealer unless and until such time as the Issuer has received and accepted the total proceeds of any such sale from the Escrow Bank.

7.2. Except as provided in Section 17, all other expenses incurred by the Managing Broker-Dealer in the performance of the Managing Broker-Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering of the Securities and any attorneys’ fees, shall be at the Managing Broker- Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

8. Offering. The Offering of the Securities shall be at the offering price and upon the terms and conditions set forth in the Offering Document.

9. Indemnification by the Issuer.

9.1. Subject to the conditions set forth below, the Issuer, with respect to the Offering, agrees to indemnify, defend, and hold harmless the Managing Broker-Dealer and the Selling Group Members, and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys, and accountants (the “Selling Parties”) against any and all loss, liability, claim, damage, and expense whatsoever (“Loss”) arising out of or based upon:

9.1.1. Any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any application or other document filed in any jurisdiction in order to qualify the Securities under or exempt the Offering of the Securities from the registration or qualification requirements of the securities laws thereof unless any of the Selling Parties know such statement to be untrue;

9.1.2. The omission or alleged omission from the Offering Document of a material fact required to be stated therein or necessary to make the statements therein not misleading unless any of the Selling Parties know such statement to be untrue;

9.1.3. The failure of the Issuer as a result of its acts or omissions to comply with any of the applicable provisions of securities laws or regulations thereunder, or any applicable state laws or regulations;

9.1.4. Any verbal or written representations made in connection with the Offering by the Issuer in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

9.1.5. The Issuer’s gross negligence or willful misconduct;

9.1.6. A claim of infringement relating to the Issuer’s intellectual property or other materials provided by the Issuer; or

9.1.7. The breach by the Issuer of any term, condition, representation, warranty, obligation, or covenant in this Agreement.

9.2. If any Action is brought against any of the Selling Parties in respect of which indemnity may be sought hereunder, the Managing Broker-Dealer or the Selling Group Members, as the case may be, shall promptly notify the Issuer in writing of the institution of such Action, and the Issuer shall assume the defense of such Action; provided, however, that the failure to notify the Issuer shall not affect the provisions in this Section 9 except to the extent such failure to notify the Issuer has a material and adverse effect on the defense of such claims. The affected Selling Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Issuer’s expense and authorized in writing by the Issuer; provided that the Issuer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

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9.3. The Issuer agrees to promptly notify the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Issuer or any of its managers, members, partners, officers, directors, employees, agents, attorneys, accountants, and affiliates in connection with the Offering.

9.4. The indemnity provided to the Managing Broker-Dealer pursuant to this Section 9 shall not apply to the extent that any Loss arises out of or is based upon:

9.4.1. any untrue statement or alleged untrue statement of material fact made by the Managing Broker-Dealer or any agent of the Managing Broker-Dealer, or any omission or alleged omission of a material fact required to be disclosed by the Managing Broker-Dealer or any agent of the Managing Broker- Dealer made in reliance upon and in conformity with written information furnished to the Issuer by the Managing Broker-Dealer specifically for use in the preparation of the Offering Document (or any amendment or supplement thereto) or any sales literature;

9.4.2. the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of the Managing Broker-Dealer;

9.4.3. the offer or sale by the Managing Broker-Dealer of a Security to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

9.4.4. the breach by the Managing Broker-Dealer of any term, condition, representation, warranty, obligation, or covenant in this Agreement.

9.5. The indemnity provided to the Selling Group Member pursuant to this Section 9 shall not apply to the extent that any Loss arises out of or is based upon:

9.5.1. any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member;

9.5.2. the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of the Selling Group Member;

9.5.3. the offer or sale by the Selling Group Member of a Security to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

9.5.4. the breach by the Selling Group Member of any term, condition, representation, warranty, obligation, or covenant under its Soliciting Dealer Agreement with the Managing Broker-Dealer relating to the Offering.

10. Indemnification by the Managing Broker-Dealer.

10.1. Subject to the conditions set forth below, the Managing Broker-Dealer agrees to indemnify, defend, and hold harmless the Issuer and the Selling Group Members, and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys, and accountants (the “ISGM Parties”), against any and all third-party Losses arising out of or based upon:

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10.1.1. Any verbal or written representations made in connection with the Offering by the Managing Broker-Dealer in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

10.1.2. Any misrepresentation contained in any sales or other materials provided by the Managing Broker-Dealer to the Selling Group Members;

10.1.3. The Managing Broker-Dealer’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, any regulations thereunder, the applicable requirements and rules of FINRA, or any applicable state laws or regulations;

10.1.4. The breach by the Managing Broker-Dealer of any term, condition, representation, warranty, obligation, or covenant in this Agreement;

10.1.5. The Managing Broker-Dealer’s gross negligence or willful misconduct; or

10.1.6. Any electronic signatures and/or stamped signatures in any form which have been directly used by or obtained by the Managing Broker-Dealer with respect to this Agreement or in any Soliciting Dealer Agreement related to the Offering.

10.2. If any Action is brought against any of the ISGM Parties in respect of which indemnity may be sought hereunder, the Issuer or the Selling Group Members, as the case may be, shall promptly notify the Managing Broker-Dealer in writing of the institution of such Action, and the Managing Broker-Dealer shall assume the defense of such Action; provided, however, that the failure to notify the Managing Broker- Dealer shall not affect the provisions in this Section 10 except to the extent such failure to notify the Managing Broker-Dealer has a material and adverse effect on the defense of such claims. The affected ISGM Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Managing Broker-Dealer’s expense and authorized in writing by the Managing Broker-Dealer, provided that the Managing Broker-Dealer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

10.3. The Managing Broker-Dealer agrees to promptly notify the Issuer of the commencement of any litigation or proceedings against the Managing Broker-Dealer or any of its managers, members, partners, officers, directors, employees, agents, attorneys, accountants, and affiliates in connection with the Offering.

10.4. The indemnity provided to the Issuer pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon:

10.4.1. any untrue statement or alleged untrue statement of material fact made by the Issuer or any agent of the Issuer (other than the Managing Broker-Dealer), or any omission or alleged omission of a material act required to be disclosed by the Issuer or any agent of the Issuer (other than the Managing Broker-Dealer);

10.4.2. the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of the Issuer; or

10.4.3. the breach by the Issuer of its representations, warranties, or obligations in this Agreement.

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10.5. The indemnity provided to the Selling Group Member pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon:

10.5.1. any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member;

10.5.2. the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Selling Group Member;

10.5.3. the offer or sale by the Selling Group Member of a Security to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

10.5.4. the breach by the Selling Group Member of any term, condition, representation, warranty, obligation or covenant under its Soliciting Dealer Agreement with the Managing Broker-Dealer relating to the Offering.

10.6. The Managing Broker-Dealer will not provide indemnification for any liability or loss suffered by an Indemnified Party, nor will an Indemnified Party be held harmless for any liability suffered by the Indemnified Parties unless all of the following conditions are met: (i) the person seeking indemnification was acting on behalf of or performing services on behalf of the Managing Broker-Dealer or the Issuer; and (ii) such liability or loss was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party. In no case will Managing Broker-Dealer be liable under this Section with respect to any Action made against any of the Indemnified Parties unless the Managing Broker-Dealer will have been notified in writing of the nature of the Action within a reasonable time after the assertion thereof; provided, that the Managing Broker-Dealer will be relieved of their duty to indemnify and hold harmless under this Section 10 if a failure by the party seeking indemnification to timely notify the Managing Broker-Dealer materially impairs its ability to defend against the Action; but the failure to so notify the Managing Broker-Dealer will not relieve the Managing Broker-Dealer from any liability that the Managing Broker-Dealer would have incurred otherwise than on account of this Section. The Managing Broker-Dealer will be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of, any claim or suit for which any of the Indemnified Parties seek indemnification hereunder. If the Managing Broker-Dealer elects to assume said defense, such defense will be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Parties.

10.7. In the event that the Managing Broker-Dealer elects to assume the defense of any such suit and retain such counsel, the Managing Broker-Dealer will not be liable under this Section to the Indemnified Parties in the suit for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties will bear the fees and expenses of any additional counsel retained by the Indemnified Parties unless: (i) the employment of counsel by the Indemnified Party has been authorized in writing by the Managing Broker-Dealer; (ii) the Managing Broker-Dealer will not in fact have employed counsel to assume the defense of such Action, in either of which events such fees and expenses will be borne by the Managing Broker-Dealer, or (iii) the Indemnified Party, based on the advice of counsel, reasonably believes that it has defenses that are different from or additional to those available to the Managing Broker-Dealer.

11. Indemnification by the Selling Group Member.

11.1. Subject to the conditions set forth below, and except for Losses that are indirect, special, incidental, exemplary, punitive, or consequential damages, whether foreseeable or otherwise, resulting from, or otherwise arising out of, any of the breaches described in this Section 11.1, each Selling Group Member agrees to indemnify, defend, and hold harmless the Issuer and the Managing Broker-Dealer and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys, and accountants (the “IMBD Parties”), against any and all Losses, arising out of or based upon:

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11.1.1. Any verbal or written representations made in connection with the Offering, including in an Offering Document, or any amendments or supplements thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but solely to the extent that such loss, liability, claim, damage, or expense results from an untrue statement of material fact or omission of a material fact contained in information provided by a Selling Group Member in writing to the Issuer specifically for inclusion in any Offering Document by such Selling Group Member, its employees, or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

11.1.2. Any use of sales materials or use of unauthorized verbal representations by such Selling Group Member, its employees or affiliates concerning the Offering in violation of the Soliciting Dealer Agreement or otherwise;

11.1.3. Such Selling Group Member’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, any regulations thereunder, the applicable requirements and rules of FINRA, or any applicable state laws or regulations;

11.1.4. The breach by such Selling Group Member of any term, condition, representation, warranty, obligation, or covenant of the Soliciting Dealer Agreement;

11.1.5. The failure by any Investor to comply with the investor suitability requirements set forth in the Offering Document; or

11.1.6. Any electronic signatures and/or stamped signatures in any form which have been used, obtained, or relied upon by the Selling Group Member with respect to this Agreement, the applicable Soliciting Dealer Agreement or any Subscription Agreement.

11.2. If any Action is brought against any of the IMBD Parties in respect of which indemnity may be sought hereunder, the Issuer or the Managing Broker-Dealer shall promptly notify the applicable Selling Group Member in writing of the institution of such Action, and the Selling Group Member shall assume the defense of such Action; provided, however, that the failure to notify the Selling Group Member shall not affect the provisions in this Section 11 except to the extent such failure to notify the Selling Group Member has a material and adverse effect on the defense of such claims. The affected IMBD Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at such Selling Group Member’s expense and authorized in writing by such Selling Group Member, provided that such Selling Group Member will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

11.3. The Selling Group Member agrees to promptly notify the Issuer and the Managing Broker- Dealer of the commencement of any litigation or proceedings against the Selling Group Member or any of the Selling Group Member’s managers, members, partners, officers, directors, employees, agents, attorneys, accountants, and affiliates in connection with the Offering.

11.4. The indemnity provided to the Managing Broker-Dealer pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon:

11.4.1. any untrue statement or alleged untrue statement of material fact made by the Managing Broker-Dealer or any agent of the Managing Broker-Dealer, or any omission or alleged omission of a material fact required to be disclosed by the Managing Broker-Dealer or any agent of the Managing Broker- Dealer made in reliance upon and in conformity with written information furnished to the Issuer by the Managing Broker-Dealer specifically for use in the preparation of the Offering Document or any sales literature;

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11.4.2. the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Managing Broker-Dealer;

11.4.3. the offer or sale by the Managing Broker-Dealer of a Security to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

11.4.4. the breach by the Managing Broker-Dealer of any term, condition, representation, warranty, obligation, or covenant of this Agreement.

11.5. The indemnity provided to the Issuer pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon:

11.5.1. any untrue statement or alleged untrue statement of material fact made by the Issuer or any agent of the Issuer (other than the Managing Broker-Dealer), or any omission or alleged omission of a material fact required to be disclosed by the Issuer or any agent of the Issuer (other than the Managing Broker-Dealer);

11.5.2. the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of the Issuer; or

11.5.3. the breach by the Issuer of any term, condition, representation, warranty, obligation, or covenant in this Agreement.

11.6. In no case will the Selling Group Member be liable under this Section with respect to any Action made against the Managing Broker-Dealer or the Issuer unless the Managing Broker-Dealer or the Issuer will have been notified in writing of the nature of the Action within a reasonable time after the assertion thereof; provided, that the Selling Group Member will be relieved of its duty to indemnify and hold harmless under this Section if a failure to timely notify the Selling Group Member materially impairs its ability to defend against the Action; but the failure to so notify the Selling Group Member will not relieve the Selling Group Member from any liability that the Selling Group Member would have incurred otherwise than on account of this Section. The Selling Group Member will be entitled to participate, at its own expense, in the defense of or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which either the Managing Broker-Dealer or the Issuer seeks indemnification hereunder. If the Selling Group Member elects to assume said defense, such defense will be conducted by counsel chosen by it and reasonably satisfactory to the Managing Broker-Dealer.

11.7. In the event that the Selling Group Member elects to assume the defense of any such suit and retain such counsel, the Selling Group Member will not be liable under this Section to the Managing Broker-Dealer or the Issuer for any legal or other expenses subsequently incurred by the Managing Broker- Dealer or the Issuer, and the Managing Broker-Dealer or the Issuer will bear the fees and expenses of any additional counsel retained by either the Managing Broker-Dealer or the Issuer unless: (i) the employment of counsel by either the Managing Broker-Dealer or the Issuer has been authorized in writing by the Selling Group Member; (ii) the Selling Group Member will not in fact have employed counsel to assume the defense of such Action, in which event such fees and expenses will be borne by the Selling Group Member, or (iii) either the Managing Broker-Dealer or the Issuer reasonably believes that it has defenses that are different from or additional to those available to the Managing Broker-Dealer, in either of which events such fees and expenses will be borne by the Managing Broker-Dealer.

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11.8. The indemnification provisions provided in this Section 11 are further limited to the extent that no such indemnification will be permitted under this Agreement for or arising out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by the party against whom indemnification is sought; (ii) such claims against the party against whom indemnification is sought have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party against whom indemnification is sought.

12. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 9, 10, and 11 is for any reason held to be unavailable from the Issuer, the Managing Broker-Dealer or the Selling Group Members, as the case may be, the Issuer, the Managing Broker-Dealer, and the Selling Group Members shall contribute to the aggregate Loss (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Issuer, the Managing Broker- Dealer, and the Selling Group Members and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys, and accountants in connection with the events described in Sections 9, 10, and 11, as the case may be, which resulted in such Loss, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Managing Broker-Dealer, and the Selling Group Members and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys, and accountants and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. The parties and any person who controls the Managing Broker-Dealer shall also have rights to contribution under this Section 12.

13. Disclaimers; Limitations of Liability.

13.1. Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, THE SERVICES ARE PROVIDED “AS IS.” THE MANAGING BROKER-DEALER DISCLAIMS ALL WARRANTIES: EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS. THE MANAGING BROKER-DEALER DOES NOT WARRANT THAT THE SERVICES WILL MEET THE ISSUER’S REQUIREMENTS. THE ISSUER ACKNOWLEDGES THAT UNDER NO CIRCUMSTANCES DOES THE MANAGING BROKER-DEALER REPRESENT OR WARRANT THAT THE ISSUER’S OR AN AFFILIATED ISSUER’S GOALS FOR AN OFFERING WILL BE MET. THE MANAGING BROKER-DEALER IS NOT RESPONSIBLE FOR THE ACCURACY OR COMPLETENESS OF INFORMATION PROVIDED BY OR ON BEHALF OF THE ISSUER OR AN AFFILIATED ISSUER.

13.2. Limitations of Liability. EXCEPT AS PROVIDED IN SECTION 13.3, AND EXCEPT TO THE EXTENT PROHIBITED BY LAW:

13.2.1 A PARTY HAS NO LIABILITY TO THE OTHER PARTY OR TO THIRD PARTIES FOR SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF BUSINESS, LOSS OF PROFITS OR REVENUE, GOODWILL, OR SAVINGS, OR DAMAGE TO, LOSS OF, OR REPLACEMENT OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE SERVICES) RELATING IN ANY MANNER TO THE SERVICES (WHETHER ARISING FROM CLAIMS BASED IN CONTRACT, TORT, OR OTHERWISE), EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM OR DAMAGE; AND THE DISCLAIMERS AND LIMITATIONS CONTAINED IN THIS SECTION 13 ARE A FUNDAMENTAL PART OF THE BASIS OF THE BARGAIN HEREUNDER, AND THE MANAGING BROKER-DEALER WOULD NOT PROVIDE THE SERVICES TO THE ISSUER AND THE ISSUER WOULD NOT ENGAGE THE MANAGING BROKER-DEALER WITHOUT THEM.

13.2.2 MANAGING BROKER-DEALER’S TOTAL AGGREGATE LIABILITY FOR CLAIMS ARISING HEREUNDER SHALL BE LIMITED TO DIRECT DAMAGES CAUSED BY MANAGING BROKER-DEALER IN AN AMOUNT NOT TO EXCEED THE AMOUNT OF FEES COLLECTED BY MANAGING BROKER-DEALER UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE CLAIM GIVING RISE TO THE CLAUSE OF ACTION.

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13.3. Exclusions. The limitations of liability set forth in Section 13.2 do not apply to a party’s: (i) obligations under Sections 9, 10, and 11 (Indemnification by Issuer, the Managing Broker-Dealer, and the Selling Group Member, respectively); (ii) obligations under Section 15 (Privacy Act); and (iii) fraud, gross negligence, or intentional misconduct.

NOTWITHSTANDING ANY TERMS TO THE CONTRARY HEREIN AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MANAGING BROKER-DEALER’S ENTIRE LIABILITY FOR SERVICES UNDER THIS AGREEMENT IS LIMITED TO TWO MILLION DOLLARS ($2,000,000.00) IN THE AGGREGATE FOR THE TERM OF THE AGREEMENT.

14. Compliance. All actions, direct or indirect, by the Managing Broker-Dealer and its agents, members, employees, and affiliates, shall conform to (i) requirements applicable to broker-dealers under federal and applicable state securities laws, rules, and regulations and (ii) applicable requirements and rules of FINRA.

15. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto, and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

15.1. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

15.2. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation, or rule; or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

15.3. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

15.4. The Managing Broker-Dealer may disclose, without prior notice, Customer Information to the applicable regulatory authority (including FINRA) as required or requested pursuant to regulation or in the course of an audit, investigation, or examination. Nothing in this Agreement prohibits a party from initiating communications directly with, responding to any inquiry from, or providing testimony before the SEC, FINRA, any other self-regulatory organization, or any other state or federal regulatory authority regarding a party’s actions under this Agreement.

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15.5. The provisions of this Section 15 shall survive the termination of this Agreement.

16. Survival. Except as the context otherwise requires, all representations, warranties, and agreements contained in this Agreement shall be deemed to be representations, warranties, and agreements at and as of the Offering Termination Date, and such representations, warranties, and agreements by the Managing Broker-Dealer or the Issuer, including the indemnity agreements contained in Sections 9, 10, and 11 and the contribution agreements contained in Section 12 shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Issuer, and/or any controlling person, and shall survive the sale of, and payment for, the Securities.

17. Costs of the Offering. Except for the compensation payable to the Managing Broker-Dealer and the Allowances and reimbursements described in Section 7, which are the sole obligations of the Issuer or its affiliates, the Managing Broker-Dealer will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Managing Broker-Dealer to remain in compliance with any applicable federal, state, or FINRA laws, rules, or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the Managing Broker-Dealer’s counsel. The Issuer agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Issuer’s counsel, and all costs of reproduction and distribution of the Offering Document and any amendment or supplement thereto.

18. Term and Termination.

18.1. The term of this Agreement shall continue from the Effective Date until the Offering is Complete (the “Term”). “Complete” means the earlier of: (i) the Offering Termination Date; (ii) the Offering is expired by its own terms; (iii) the Offering is withdrawn by the Issuer; or (iv) the termination of the Agreement pursuant to the terms of Section 18.2, Section 18.3, and Section 18.4, below.

18.2. This Agreement is terminable by either party without cause upon ninety (90) days prior written notice to the party, subject to the terms of Section 22, below.

18.3. A party hereto may immediately terminate this Agreement at any time by giving written notice of such termination to the other party if the other party materially breaches the terms of this Agreement and fails to remedy or cure such breach within thirty (30) days of the date it becomes aware of such breach.

18.4. Either party may immediately terminate this Agreement at any time by giving written notice of such termination to the other party if (i) such other party or any agent or representative thereof commits or causes the terminating party to commit a material violation of any applicable laws, rules or regulations, or (ii) such other party commits or engages in willful misconduct, gross negligence, fraud or bad faith.

18.5. Any such termination pursuant to the terms of this Section 18 shall not affect the indemnification agreements set forth in Sections 9, 10, and 11 or the contribution agreements set forth in Section 12. Additionally, any termination of this Agreement by the Managing Broker-Dealer pursuant to the terms of Sections 18.3 and 18.4, above, shall be subject to Section 22, below.

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19. Governing Law. This Agreement shall be governed by, subject to, and construed in accordance with, the laws of the state of Delaware without regard to conflict of law provisions.

20. Venue. Any dispute relating to or arising out of this Agreement shall be resolved through the Arbitration provisions described herein:

20.1. Arbitration

20.1.1. Except for the Arbitration Exceptions in Section 20.2 below, the parties agree that all controversies arising out of or relating to this Agreement or an Offering will be settled by arbitration.

20.1.2. The arbitration will be in accordance with FINRA’s rules then in effect, unless FINRA declines jurisdiction or FINRA jurisdiction is clearly not invoked by the nature of at least one of the claims.

20.1.3. If FINRA jurisdiction does not apply as set forth in Section 20.2.2, then the controversy will be settled by arbitration under the American Arbitration Association, and its Supplementary Procedures for Securities Arbitration.

20.2. The Arbitration Exceptions are as follows:

20.2.1. A party may seek injunctive or other equitable relief in any state or federal court of competent jurisdiction for any actual or alleged infringement of any intellectual property or other proprietary rights.

20.2.2. Either party may seek the relief set forth in Section 18 or any other damages contemplated herein in a state or federal court located either: (x) where the defendant resides or has assets; or (y) in Richmond, Virginia.

20.2.3. A party may bring suit in the Richmond General District Court, located in Richmond, Virginia for amounts in controversy that do not exceed $25,000.00.

20.3. Unless FINRA or American Arbitration Association rules apply and dictate otherwise, and except as stated above, the venue for any dispute will be in the state or federal courts in Richmond, Virginia.

21. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as it is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

22. Liquidated Damages for Early Termination. The parties acknowledge and agree that if the Issuer terminates this Agreement for its convenience prior to the agreed upon conclusion of the Offering, then: (i) the limitations of liability in this Agreement do not apply to the Issuer; (ii) the actual and consequential damages suffered by the Managing Broker-Dealer are uncertain and difficult to calculate with exactness as of the Effective Date; (iii) the amount fixed as liquidated damages payable to the Managing Broker-Dealer is set forth below (the “Liquidated Damages”); (iv) the Liquidated Damages are fair, and not disproportionate to the Managing Broker-Dealer’s probable loss; and (v) the Issuer waives the right to object to the validity of the Liquidated Damages on the grounds that they are void as penalties or are not reasonably related to actual damages. The Liquidated Damages are equal to ninety (90) days of Managing Broker-Dealer’s anticipated revenue under the Offering based on the revenue collected or collectible by Managing Broker-Dealer for the 90-day period prior to the effective date of termination. The Managing Broker-Dealer is entitled to recover its reasonable attorneys’ fees if it prevails in an action seeking Liquidated Damages.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

24. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

25. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, (i) if sent to the Managing Broker-Dealer, shall be mailed or delivered to WealthForge Securities, LLC, 3015 W. Moore Street, Suite 102, Richmond, Virginia 23230, Attn: Legal or (ii) if sent to the Issuer, shall be mailed or delivered to 718 N Washington Ave 4th floor, Minneapolis, MN 55401. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

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26. Assignment. Neither party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Managing Broker-Dealer may, without the consent of Issuer, assign this Agreement or rights granted hereunder to: (x) an affiliate or subsidiary, or (y) a successor entity in the event of a merger, corporate reorganization, acquisition, or the sale of all or substantially all of the Managing Broker-Dealer’s assets, provided that the assignee shall assume all rights and obligations under this Agreement. Any unauthorized assignment shall be null and void and constitute a breach of this Agreement.

27. Publicity. The Managing Broker-Dealer may reference the Issuer and the Offering by name and include other information about the Offering as permitted by 17 C.F.R. 230.134(a) in marketing materials for the Managing Broker-Dealer’s benefit.

28. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the parties referred to in Sections 9, 10, 11, and 12, their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

29. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

30. Non-Solicitation. Each party agrees that it will not solicit, offer work to, employ, or contract with, one or more of the other party’s or its Affiliates’ Team Members. The restriction in the prior sentence: (i) applies until the Offering Termination Date and during the twelve (12) months immediately following the conclusion of Offering; and (ii) does not apply to the hiring of a Team Member that responds to a general newspaper or Internet advertisement or other solicitations not targeting the Team Member. If a party breaches this Section 30, then upon request the breaching party will pay to the non-breaching party the greater of one (1) year’s compensation: (x) offered to the Team Member by the breaching party; or (y) paid by the non-breaching party to the Team Member at the time of the breach. The parties waive the right to object to the validity of the agreed damages for the breach of this section on the grounds that they are void as penalties or are not reasonably related to actual damages. If request for payment under this section is made and not timely remitted and if the non-breaching party files suit, then the non-breaching party may claim all damages available to it as allowed by law in addition to or instead of the amounts set forth in this Section 30.

31. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

32. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

33. Confirmation. The Issuer agrees to confirm all orders for purchase of Securities that are accepted by the Issuer and provide such confirmation to the Managing Broker-Dealer and the Selling Group Members.

34. Due Diligence. The Issuer will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Issuer may amend and supplement from time to time, to be delivered by the Managing Broker-Dealer to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Issuer and the Managing Broker- Dealer will reasonably cooperate with such Selling Group Member to accommodate such request. All Due Diligence Information received by the Managing Broker-Dealer and/or the Selling Group Members in connection with their due diligence review of the Offering are confidential and shall be maintained as confidential and not disclosed by the Managing Broker-Dealer or the Selling Group Members except to the extent such information is disclosed in the Offering Document.

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IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

ISSUER:

Gratus Properties Fund III, LLC

By:

Name:	Robert Barlau

Title:	Manager

MANAGING BROKER-DEALER:

WealthForge Securities, LLC, a Virginia limited liability company

By:

Name:	Jim Raper

Title:	Chief Compliance Officer

[Signature Page to Managing Broker-Dealer Agreement]

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Addendum

Definitions Exhibit

a. “Action” means a third-party claim or legal action or administrative proceeding of an action.

b. “Advertising Materials” means, but is not limited to, websites, offering landing pages, emails, and all written materials about an Offering provided by the Issuer, or any party acting as the Issuer’s agent or on the Issuer’s behalf to the Issuer’s knowledge, to Prospective Subscribers, and all written materials that include a disclaimer stating that securities are offered through the Managing Broker-Dealer, or otherwise mentions the Managing Broker-Dealer.

c. “Affiliate” means a person or entity controlling, controlled by, or under common control with a party.

d. “Allowances” means marketing allowances, diligence expenses, and other reimbursements or fees the Issuing Party or other party has agreed to pay in the Offering Materials for an Offering.

e. “Commissions” means the amount of sales commissions the Issuing Party has agreed to pay in an Offering to the party making Retail Introductions or Wholesale Introductions. Commissions are independent from Allowances.

f. “Compensated Solicitor” means all persons who will receive compensation, directly or indirectly, for soliciting Prospective Subscribers by, through, or on behalf of the Managing Broker-Dealer for an Offering. Compensated Solicitors include agents of Selling Group Members and Issuer-Affiliated Representatives and all Other MBD Representatives.

g. “Covered Person” means all directors, executive officers, general partners, managing members, other officers participating in an Offering, or beneficial owners of 20% or more of outstanding voting equity securities, calculated on the basis of voting power.

h. “Engagement Fee” means the initial Fee due from Issuer upon execution of the Agreement, which is comprised of the initial Platform and Syndication Fees.

i. “Escrow Bank” means the agreed upon federally chartered financial institution designated to hold Subscriber Funds prior to Escrow Release.

j. “Escrow Release” means each distribution of Subscriber funds to the Issuing Party, or to the Managing Broker-Dealer on the Issuing Party’s behalf, by the escrow agent.

k. “Fees” means the various fees described more particularly in the Fee Addendum.

l. “Fee Addendum” means the fee addendum attached to Exhibit B.

m. “FinCEN” means the Financial Crimes Enforcement Network.

n. “Gross Proceeds” means the aggregate gross proceeds received from the sale of Securities for which the Managing Broker-Dealer provides Services under this Agreement.

o. “Indemnified Party” means a party that has exercised its right to indemnification.

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p. “Individual Investment” means a single transaction for which the Managing Broker-Dealer provides Services where an Issuer accepts and receives funds from a Subscriber.

q. “Investor” means an individual or entity who has completed an Individual Investment in an Offering.

r. “Issuer-Affiliated Representative” means a registered representative affiliated with the Managing Broker-Dealer that is also the Issuer’s employee, shareholder, member, officer, board member, or owner.

s. “Issuing Party” means the party that is issuing the Securities in an Offering. Unless there is an issuer-affiliated issuer, or an entity that is an issuer of Securities that is the Issuer’s affiliate, the Issuer is the Issuing Party.

t. “Major Offering Impediment” means the following relating to an Offering: potential litigation, a violation of applicable law or regulation, a circumstance which would preclude an Offering from exemption from registration pursuant to Section 4(a)(2) of the Securities Act; a state or SEC sanction or investigation; or a circumstance that, when reasonably evaluated, creates a material adverse effect on the Issuer’s ability to raise capital in the Offering.

u. “Maintenance Fee” means the Fee payable by the Issuer to the Managing Broker-Dealer, which covers the Managing Broker-Dealer’s due diligence activities, advertising review, and other related services necessary for the maintenance of the Offering.

v. “MBD Representative” means all registered representatives affiliated with the Managing Broker- Dealer. MBD Representatives include the Issuer-Affiliated Representatives and Other MBD Representatives.

w. “Offering Document” means the offering circular, offering statement, or other offering document created by the Issuer that outlines the terms of the securities to be offered.

x. “Notice of Offering” means the document that the Managing Broker-Dealer and the Issuer will sign upon the Managing Broker-Dealer’s approval of the Offering.

y. “Offering Materials” means all written or oral communications the Issuer intends to provide a Prospective Subscriber related to an Offering, including, as applicable, the Offering Document, operating agreement, subscription agreement, and Advertising Materials.

z. “Offering Termination Date” means the date referred to in the Offering Document as the expected closing date for the Offering.

aa. “Outside Services” means services for an Offering that the Managing Broker-Dealer or its contractors do not perform that would be in the scope of this Services for that Offering.

bb. “Platform and Syndication Fee” means the Fee payable by the Issuer to the Managing Broker- Dealer upon the Agreement Effective Date and monthly thereafter and which compensates the Managing Broker-Dealer for its Services related to the Offering including syndication and investor processing.

cc. “Prospective Subscriber” means an individual or entity that may be eligible to purchase Securities in an Offering.

dd. “Regulatory Filing Services” means filing applicable required federal and/or state regulatory filings related to the Offering.

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ee. “Remaining Funds” means funds: (x) that remain in escrow when the Managing Broker-Dealer’s MBD Services or BDR Services end because (i) the Issuer elects to discontinue those Services for an Offering and does not have a termination right under this Agreement to do so or (ii) the Managing Broker- Dealer terminates its Services for an Offering for material breach; and (y) for which the Managing Broker- Dealer performed MBD Services or BDR Services on behalf of the Issuer for the corresponding Subscriber; and (z) that the Issuer has discretion to accept and elects not to accept.

ff. “Rep Supervision Services” means the Managing Broker-Dealer’s Services to supervise Issuer- Affiliated Representatives as initiated by a Registered Representative Supervision Agreement.

gg. “Retail Introductions” means when an MBD Representative introduces Prospective Subscribers to an Offering, which may include distributing Offering Materials. Retail Introductions may include introductions to all types of Prospective Subscribers, including institutional investors.

hh. “Securities” means the debt or equity securities that the Issuing Party makes available in an Offering.

ii. “Selling Group Member” means a financial intermediary that has demonstrated interest in introducing Prospective Subscribers to an Offering, including other broker-dealers, registered investment advisors, and other intermediaries and their respective representatives.

jj. “Service Schedule” refers to the Broker-Dealer Service Schedule attached as Exhibit B.

kk. “Sponsor” means the entity that organizes and initiates a securities transaction either directly or indirectly, including through an Affiliate, to the Issuer or Issuing Party.

ll. “Subscriber” means an individual or entity that has submitted an order to purchase Securities.

mm. “Subscription Agreement” means an agreement that a Prospective Subscriber executes to place a subscription for Securities. Upon executing a Subscription Agreement, the Prospective Subscriber is a Subscriber.

nn. “Subscription Documents” means the documents a Prospective Subscriber completes, which will be either accepted or rejected by the Issuer or the Issuing Party.

oo. “Team Member” means an individual: (x) that a party or its Affiliate employs as a partner, employee, or individual independent contractor; and (y) with which the other party comes into direct contact in the course of this Agreement.

pp. “Transaction Fee” means the fees collected by the Managing Broker-Dealer as compensation pursuant to its role as MBD and BDR.

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EXHIBIT A

SOLICITING DEALER AGREEMENT

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EXHIBIT B

BROKER-DEALER SERVICE SCHEDULE

This Broker-Dealer Service Schedule (“Service Schedule”) with an effective date of _______11/25/2024________(the “Effective Date”), is made by and between WealthForge Securities, LLC (the “Managing Broker-Dealer”), a Virginia limited liability company, and Gratus Properties Fund III, LLC (the “Issuer”), a Delaware limited liability company, pursuant to the Managing Broker-Dealer Agreement, with an effective date of ______11/25/2024__________ made by and between the Managing Broker-Dealer and the Issuer (the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

1. Overview

a. This Service Schedule governs the Managing Broker-Dealer’s provision of Broker-Dealer Services to the Issuer as further set forth below. The Managing Broker-Dealer provides the Services under this Service Schedule independently of its Affiliates and the obligations and benefits of the Managing Broker- Dealer under this Service Schedule are those of the Managing Broker-Dealer.

b. If set forth on the Fee Addendum or other mutually-executed writing, the Managing Broker-Dealer may provide Rep Supervision Services as further set forth in the Registered Representative Supervision Agreement.

c. Issuer agrees to maintain, at a minimum, all Services opted-into as of the Effective Date through the termination or expiration of this Agreement, subject to the terms of this Services Schedule and the Agreement.

2. Definitions. Definitions for Broker-Dealer Services are found on the Definitions Exhibit addendum attached to the Agreement, which is incorporated by reference.

3. Managing Broker-Dealer Services. The Managing Broker-Dealer conducts the following Managing Broker-Dealer Services (the “MBD Services”) for an Offering subject to the terms specified herein:

a. Manage a syndicate of Selling Group Members.

b. Perform diligence on Selling Group Members.

c. Administer for the Issuer’s benefit the commissions for the Selling Group Members.

d. Process deposits by Subscribers and execute accepted orders. The Managing Broker-Dealer provides reports to the Issuer regarding each Offering’s status as agreed between the parties.

e. Conduct the following diligence before it starts accepting subscriptions on the Issuer’s behalf:

i. Bad Actor Checks on Covered Persons;

ii. Independent diligence services on claims and material representations that the Issuer makes in its Offering Materials; and

iii. Review and provide feedback regarding Offering Materials.

f. If the Offering requires an escrow account for the Managing Broker-Dealer to perform its Services, then the Managing Broker-Dealer will facilitate execution of a tri-party escrow agreement between the Managing Broker-Dealer, the Issuer, and a bank that serves as an escrow agent and trustee of Subscriber funds in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. The Managing Broker-Dealer directs payments from Subscribers into a third-party escrow account and notifies the escrow agent of a request to distribute funds to the Issuer (and to the Managing Broker-Dealer for Fees that the Issuer owes to the Managing Broker-Dealer) to effectuate a closing of each Individual Investment.

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g. Maintain records as required under applicable law and regulation for all closed Individual Investments.

h. In addition to conducting its required due diligence on the Offering, the Managing Broker-Dealer will, or will have within the previous six months, conduct due diligence on the Registered Investment Advisors (“RIA’s”) who have access to the Offering. Specifically, the Managing Broker-Dealer will review the RIA’s disciplinary history, review Form ADV (including the RIA’s Regulation BI disclosure), and take reasonable steps to ensure the RIA and its investment advisor representatives are not bad actors under the definition of 17 C.F.R. 230.262.

4. Broker-Dealer of Record Services. The Managing Broker-Dealer conducts the following B-D of Record Services (the “BDR Services”) for subscriptions that come to the Managing Broker-Dealer from: (i) investors provided by the Managing Broker-Dealer retail representatives; or (ii) direct from Sponsor investors, or investors coming to the Managing Broker-Dealer as a direct result of the Managing Broker- Dealer’s relationship with the Sponsor, both of which are subject to the terms specified herein:

a. If necessary, provide funding processing services for Subscribers.

b. Provide Anti-Money Laundering monitoring services.

c. Conduct OFAC checks on each Subscriber and applicable parties related to the Issuer.

d. Provide FinCEN checks on each Investor, for six (6) months after the completion of each Individual Investment.

e. Conduct investor suitability and “know-your-client” diligence for each subscriber and beneficial owners of entities, as required.

f. In addition to the Transaction Fee, the Issuer shall also remit to the Managing Broker-Dealer all applicable Retail Commissions and Retail Allowances, which the Managing Broker-Dealer will re-allow to Managing Broker-Dealer sales representatives, as applicable to any Transaction.

5. The Managing Broker-Dealer provides Regulatory Filing Services unless the Issuer and the Managing Broker-Dealer otherwise agree in writing. In providing these Services, the Managing Broker- Dealer shall file on the Issuer’s behalf all required federal and state filings, including notice filings. The Fee for Regulatory Filing Services is the per-filing rate set forth on the Fee Addendum, plus all filing costs, which vary by jurisdiction.

6. Retail and Wholesale Services. The Managing Broker-Dealer may also provide Retail Services and Wholesale Services through Issuer-Affiliated Representatives and other registered representatives as set forth herein.

a. Retail Services. Issuer Affiliated Representatives and Other MBD Representatives may sell the Offering directly to retail investors (“Retail Services”) only if specified in this Services Schedule, which means the Managing Broker-Dealer, through its representatives will:

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i. Use reasonable efforts to identify Prospective Subscribers for the Offering and make Retail Introductions directly.

ii. Market the Offering by making available the Offering Materials to Prospective Subscribers and responding to inquiries and requests for information to convert Prospective Subscribers into Investors.

iii. Offer the Securities as a broker, but all sales are made by Issuing Party acting through the Managing Broker-Dealer as a broker, and not by the Managing Broker-Dealer as a dealer or an underwriter.

b. Provisions Pertaining to Retail Services.

i. The Managing Broker-Dealer will direct all MBD Representatives to provide Prospective Subscribers with a copy of the Offering Materials and advise each Prospective Subscriber at the time of the initial offering to him or her that the Issuing Party will, during the course of the Offering and prior to any sale, give each Prospective Subscriber the opportunity to: (x) ask questions of and to receive answers from the Issuing Party, concerning the terms and conditions of the Offering; and (y) obtain additional information the Issuing Party possesses or that it may obtain without unreasonable effort or expense that is necessary to verify the accuracy of the information in the Offering Materials.

ii. Prior to making any sale of the Securities, the Managing Broker-Dealer will instruct all MBD Representatives to inform Prospective Subscribers and their representatives, if any, of all pertinent facts relating to the liquidity and marketability of the Securities, as the pertinent facts are set forth in the Offering Materials.

c. Wholesale Services. Issuer-Affiliated Representatives may engage in wholesaling efforts, which means marketing the Offering to financial intermediaries that may or may not be current Selling Group Members (“Wholesale Services”).

7. RIA Agreement. Prior to or concurrent with the acceptance of any Subscription Documents provided for under the Agreement, the Managing Broker-Dealer will enter into an agreement with each RIA governing the obligations of that RIA and its Affiliates with respect to the sale of the Securities, a form of which has been provided to the Managing Broker-Dealer by Issuer and which has been agreed to by the Managing Broker-Dealer and the Issuer or with respect to the sale of Offerings. The Managing Broker- Dealer and the Issuer are third-party beneficiaries of the RIA’s obligations under that agreement, including the RIA’s representations and warranties, indemnification, and other obligations such as those pertaining to KYC, suitability, best interest determinations, and electronic signatures. The Managing Broker-Dealer shall review the Form ADV for any RIA with whom it enters into a Registered Investment Advisor Agreement.

8. Fees.

a. The Managing Broker-Dealer shall be due Transaction Fees as compensation for MBD Services and BDR Services. The Offering Materials may also provide for Retail Commissions and Retail Allowances, which are payable to the Managing Broker-Dealer as set forth herein and may be re-allowed to service providers for the Offering, including Selling Group Members.

b. The Transaction Fees under this Agreement shall be as described in the Fee Addendum attached to this Service Schedule hereto.

c. If: (x) the Issuer elects to discontinue MBD Services or BDR Services for an Offering and does not have a termination right under this Agreement to do so, or if the Managing Broker-Dealer terminates its Services for an Offering for material breach; and (y) there are Remaining Funds, then upon invoice from the Managing Broker-Dealer: the Issuer shall pay the Managing Broker-Dealer the Transaction Fee for the Remaining Funds as if the Remaining Funds were Gross Proceeds of an Offering.

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d. Amounts in Escrow. Where an escrow account is in place: the Managing Broker-Dealer may withhold all transaction-based fees and commissions and all other Fees that the Issuer owes under this Service Schedule out of the amounts held in escrow upon Escrow Release.

e. Beginning on January 1, 2027, and annually thereafter, the Managing Broker-Dealer may, in its sole discretion, increase each Fee described in the Fee Addendum, annually, on the following basis:

i. All Fees will be adjusted in direct proportion based on the percentage change in the U.S. City Average Consumer Price Index for all Urban Consumers (All Items) (the “CPI-U”) as reported by the Bureau of Labor Statistics, with the index calculated using the base period of 1982-1984=100, between the average of the prior calendar year and the then current calendar year;

ii. Notwithstanding the foregoing, annually each Fee, if changed, will be adjusted no less than two and a half percent (2.5%) and no more than five percent (5%); and

iii. The Managing Broker-Dealer shall provide at least thirty (30) days prior written notice of any and all such Fee changes.

f. This Service Schedule, including the Fee Addendum, sets forth the maximum Fee the Managing Broker-Dealer may charge for the applicable Service unless otherwise agreed in writing.

g. Overdue Fees under this Service Schedule, and the Registered Representative Supervision Agreement, are subject to: (x) interest of eighteen percent (18.0%) per annum or the maximum rate permissible by law, whichever is less; and (y) all costs of collection, including attorney’s fees.

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Addendum to Broker-Dealer Service Schedule

Fee Addendum

Pursuant to the Services described in this Services Schedule, the parties agree that the Fees described below (collectively comprising the Transaction Fees) will apply, as applicable, to the various Services ordered by the Issuer from the Managing Broker-Dealer:

1. Fee Summary. The following Fees may apply to the Services:

a. Platform and Syndication Fee: $1,500 monthly

b. Maintenance Fee: N/A

c. Performance Fees:

a. MBD Service Fee: 40 bps

b. BDR Service Fee: N/A

c. Wholesaling Fee: N/A

d. Retail Commissions and Allowances: N/A

e. Regulatory Filing Services Fees, if applicable: $350.00 each for all required federal and state filings, including notice filings plus filing costs for each jurisdiction, which vary by jurisdiction (inclusive of Form 5110).

f. Marketing Allowance, if applicable:

Invoicing will start upon the qualification of the Offering. All subsequent invoices will be due monthly, in advance, and will be prorated per month as necessary.

Broker Affiliation and Supervision Fees and Services detailed in the Registered Representative Supervision Agreement.

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EXHIBIT C

NOTICE OF OFFERING

This Notice of Offering, effective                                  , is between WealthForge Securities, LLC, a Virginia limited liability company, and          (“Issuer”) and is incorporated by reference  into  the  Managing  Broker-Dealer  Agreement  between  the  parties  effective                          .

Name of Offering:

Registration Type:

Maximum/Minimum Amount of Raise:

Is there a contingency for the first Escrow Release for the Offering?

Is WealthForge  providing Broker-Dealer of Record services for RIA Investments?

Compensation: [**]

Other Terms:

In witness hereof, the parties have caused this Agreement to be duly executed by an authorized representative:

MANAGING BROKER-DEALER:	ISSUER:

WealthForge Securities, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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